UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)  March 16, 2007

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8708 Technology Forest Place, Suite 100

The Woodlands, Texas 77381

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 16, 2007, the holders of all of the outstanding shares of Series B Preferred Stock (the “Series B Preferred Shareholders”) of Uni-Pixel, Inc. (the “Company”), acting pursuant to the Certificate of Designations of the Series B Preferred Stock of the Corporation as filed with the Delaware Secretary of State, elected Robert Broggi and Victor Calaba to fill the two vacancies on the board of directors (the “Board”) of the Company reserved for election by the Series B Preferred Shareholders.  In addition, on March 16, 2007, the Board increased the size of the Board from four to seven members and appointed Bruce Berkoff, Bernard T. Marren and Carl J. Yankowski to fill the vacancies created by the increase in the size of the Board.

A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit
Number	Description

99.1	Press Release dated March 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 20, 2007	By:	/s/ James A. Tassone
		Name:	James A. Tassone
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated March 20, 2007.